Exhibit 1.1

Execution Version

$500,000,000

CNH INDUSTRIAL N.V.

3.850% Notes due 2027

UNDERWRITING AGREEMENT

November 9, 2017

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

CNH Industrial N.V., a public company with limited liability incorporated under the laws of The Netherlands (the “Company”) proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), $500,000,000 in aggregate principal amount of the Company’s 3.850% Notes due 2027 (the “Notes”). The Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package and Prospectus (each as defined below), and (ii) are to be issued pursuant to an Indenture, dated August 18, 2016 (the “Indenture”), entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”) and an officers’ certificate or supplemental indenture pursuant thereto establishing the terms of the Notes. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) Registration Statement. A registration statement on Form F-3 (File No. 333-206891) relating to the Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. As used in this Agreement:

(i) “Applicable Time” means 3:35 p.m. (New York City time) on November 9, 2017;

(ii) “Effective Date” means any date as of which a part of the registration statement relating to the Notes became, or is deemed to have become, effective in accordance with the requirements of the Securities Act and the rules and regulations thereunder;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in any Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Notes;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than an electronic road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means, collectively, the various parts of the registration statement (File No. 333-206891), each as amended as of the Effective Date for such part, including any prospectus included therein, the Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the applicable Effective Date;

(viii) “Marketing Materials” means any Issuer Free Writing Prospectus other than any Issuer Free Writing Prospectus specified in Schedule III hereto, and including but not limited to any electronic roadshow slides and any accompanying audio recording used in connection with the marketing of the Notes; and

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(ix) “Pre-Marketing Materials” means the electronic roadshow presentation, dated November 3, 2017 and the audio recording made available to potential investors in connection therewith.

Any reference to any prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form F-3 under the Securities Act as of the date of such prospectus, Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such prospectus, Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the applicable Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Notes has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) Status as “Well-Known Seasoned Issuer.” At the time of initial filing of the Registration Statement, the Company was, and at the date hereof, the Company is, a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) eligible to use Form F-3. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at the earliest time after the time of initial filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined below).

(c) Registration Statement Conforms to Requirements of Securities Act and Exchange Act. The Registration Statement conformed and will conform in all material respects on the applicable Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents

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incorporated by reference in any prospectus, Preliminary Prospectus or the Prospectus conformed, and any subsequent documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) No Omissions or Material Misstatements in Registration Statement. The Registration Statement did not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(e) No Omissions or Material Misstatements in Prospectus. The Prospectus will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(f) No Omissions or Material Misstatements in Incorporated Documents. The documents incorporated by reference in the Registration Statement, any prospectus, the Preliminary Prospectus or the Prospectus did not, and any subsequent documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Omissions or Material Misstatements in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(h) No Omissions or Material Misstatements in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule II hereto, when taken together with the Pricing Disclosure Package, or the Pre-Marketing Materials, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II hereto or the Pre-Marketing Materials in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

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(i) Issuer Free Writing Prospectus Conforms to Requirements of Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, except (i) as set forth, and substantially in the form set forth, on Schedule III hereto or (ii) that which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j) Good Standing. The Company and each of its significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (such subsidiaries, “Significant Subsidiaries”) have been duly incorporated or formed, as applicable, and are validly existing under the laws of their respective jurisdictions of organization and are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as hereinafter defined). Each of the Company and its Significant Subsidiaries is in good standing under the laws of its jurisdiction of organization and is in good standing (where such concept is applicable) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification. The Company and each of its Significant Subsidiaries have all corporate or other power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(k) Subsidiaries. All of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (if applicable); and the shares of capital stock or other equity interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except as described in the Pricing Disclosure Package and the Prospectus or except as would not be material to the Company and its subsidiaries, taken as a whole.

(l) Indenture. The Indenture has been duly authorized by the Company; the Notes have been duly authorized by the Company; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, and the Indenture, when duly executed and delivered by each of the parties thereto, and such Notes will constitute valid and legally binding

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obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and be entitled to the benefits provided by the Indenture. On the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Indenture will also conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(m) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(n) No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes by the Company.

(o) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Notes by the Company, except such as have been obtained under or is made pursuant to the Securities Act and the Trust Indenture Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the blue sky laws of any U.S. jurisdiction or the laws of any non-U.S. jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, (i) the charter or by-laws (or similar organizational documents) of the Company or its Significant Subsidiaries or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, applicable to the Company or its Significant Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties of the Company or its Significant Subsidiaries is subject, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or impair the ability of the Company to consummate the transactions contemplated hereby; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Significant Subsidiaries.

(q) Absence of Existing Defaults and Conflicts. None of the Company and its Significant Subsidiaries is in violation of its respective articles of association or by-laws (or

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similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s) Possession of Licenses and Permits. The Company and its Significant Subsidiaries possess such valid certificates, authorizations, or permits (collectively, “Licenses”) necessary and material to the conduct of the business as described in the Pricing Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if reasonably likely to be determined adversely to the Company or its Significant Subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(u) Possession of Intellectual Property. The Company and its Significant Subsidiaries have adequate rights to use all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information, domain names, trade secrets and other intellectual property (collectively, “material intellectual property rights”) necessary to conduct the businesses in which they are engaged, and have not received any notice of infringement with respect to any material intellectual property rights that would reasonably be expected to have a Material Adverse Effect.

(v) Environmental Laws. Except as disclosed in the Pricing Disclosure Package and the Prospectus and to the knowledge of the Company, (a)(i) neither the Company nor any of its Significant Subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as hereinafter defined), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its Significant Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (ii) neither the Company nor any of its Significant Subsidiaries is liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (iv) neither the Company nor any of its Significant Subsidiaries is subject to any filed claim by any

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governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (v) the Company and its Significant Subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (v) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(w) Accurate Disclosure. The statements in the Pricing Disclosure Package and the Prospectus under the headings “Material Tax Considerations,” “Description of the Notes,” and “Underwriting,” insofar as such statements summarize the laws, agreements and documents discussed therein, fairly and accurately present in all material respects the laws, agreements and documents discussed therein.

(x) Absence of Manipulation. None of the Company or any of its controlled affiliates has taken, either alone or with one or more other persons, directly or indirectly, any action that has constituted, that was designed to cause or result in or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Notes, it being understood that any action of the Underwriters and their affiliates shall not constitute an indirect action by the Company.

(y) Statistical and Market Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(z) Independent Auditors. Ernst & Young LLP, who has certified certain financial statements of the Company incorporated by reference in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(aa) Internal Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company maintains a system of internal accounting controls

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sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Disclosure Controls. (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management of the Company, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(cc) Taxes. The Company and its Significant Subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect); and, except as set forth in the Pricing Disclosure Package and the Prospectus, (i) the Company and its Significant Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Litigation. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Significant Subsidiaries or any of their respective properties that are reasonably likely to be determined adversely to the Company or any of its Significant Subsidiaries and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened in writing.

(ee) Financial Statements of the Company. The financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as disclosed in the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(ff) Compliance with ERISA and Other Pension Laws. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), without regard to Code section 1563(b)(2)2 (C)) would have any liability (each, a “Plan”) but excluding any multiemployer plan (as defined in Section 4001(a)(3) of ERISA (“Multiemployer Plan”), to the best of the Company’s knowledge, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding any Multiemployer Plan) excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan (excluding any Multiemployer Plan) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan other than the Distributors Association Warehousemen’s Pension Trust is in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan (excluding any Multiemployer Plan) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan (excluding any Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code, to the best of the Company’s knowledge, is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (viii) to the best of the Company’s knowledge neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Prospectus, all employee benefit plans (within the meaning of ERISA) (whether or not subject to ERISA) and all pension plans subject to the laws of any jurisdiction outside the United States, established or maintained by the Company, its subsidiaries, or for which the Company or its subsidiaries could have any liability (excluding any Multiemployer Plan), are in compliance with all applicable statutes, orders, rule and regulations and other law, except for any violations that, individually or in the aggregate, would not be reasonably likely to result in material liability to the Company and its subsidiaries taken as a whole. All such plans (excluding any Multiemployer Plan) (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus, since the end of the period covered by the

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latest audited financial statements included or incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus (i) there has been no change, nor any development or event involving a prospective change, that would reasonably be expected to have a Material Adverse Effect; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no change in the capital stock or other equity interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Company’s Significant Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(hh) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” required to register under the Investment Company Act of 1940, as amended.

(ii) Regulations T, U, X. The application of the proceeds received by the Company from the issuance and sale of the Notes will not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(jj) No Prohibition on Dividends by Significant Subsidiaries. Except as disclosed in the Pricing Disclosure Package and the Prospectus, no wholly owned Significant Subsidiary of the Company (other than any Securitization Entity (as defined in the officers’ certificate establishing the terms of the Notes pursuant to the Indenture)) is currently prohibited under any agreement or other instrument to which it is a party or is subject, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, membership interests or other equity interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company will not directly or indirectly use the proceeds of the offering of the Notes in violation of the FCPA or any other applicable anti-corruption law.

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(ll) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Area”); and the Company will not directly or, knowingly, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Area.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.

(nn) Insurance. The Company and its Significant Subsidiaries have insurance coverage in respect of their assets, properties and businesses that complies with the insurance policies and standards of the Company related to the assets, properties and businesses of, as applicable, the Company and its Significant Subsidiaries.

(oo) Distribution of offering materials. The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering materials in connection with the offering and sale of the Notes other than (i) any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and any Issuer Free Writing Prospectus set forth on Schedule III hereto or (ii) those which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object in accordance with Section 5(a)(vi) or 5(a)(vii).

(pp) Stamp Duty. There are no stamp or other issuance, registration, documentary or transfer taxes or duties or other similar fees or charges required to be paid by the Company or by or on behalf of the Underwriters in the United Kingdom, the Netherlands, Italy or the United States (each a “Relevant Taxing Jurisdiction”) in connection with (A) the creation, issue or delivery by the Company of the Notes, (B) the execution, delivery and performance of this

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Agreement, the Indenture or the Prospectus, (C) the issuance, sale or delivery of the Notes by the Company to the Underwriters in the manner contemplated by this Agreement and the Prospectus or (D) the sale and delivery by the Underwriters of the Notes as contemplated herein and in the Prospectus, other than Italian registration tax arising if this Agreement, the Indenture or any agreement for the sale of the Notes or any transfer of the Notes by the Underwriters is (i) filed with an Italian court or with an Italian administrative authority, (ii) referred to in another document executed between the same parties and subject to registration or in a judicial decision (including arbitration), (iii) voluntarily registered or (iv) executed in Italy.

(qq) No Tax on Income or Gains. Except for any net income, capital gains or franchise taxes imposed on an Underwriter as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement or the Indenture) between the relevant Underwriter and the jurisdiction imposing the tax, all payments to be made by or on behalf of the Company on or by virtue of the execution, delivery, performance or enforcement of this Agreement or the Indenture and, except as disclosed in the Pricing Disclosure Package and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Notes will not be subject to withholding or other taxes on income or gains under the current laws and regulations of any Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax on, or withholding or deduction from, income or gains in any Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

2. Purchase of the Notes by the Underwriters. The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.734% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Company shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

3. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at 10:00 A.M., New York City time, on November 14, 2017, or at such other time as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Company.

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The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds to the order of the Company, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC.

5.    Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which amendment or supplement is not approved by the Representatives promptly after reasonable notice thereof (which approval shall not be unreasonably withheld, conditioned or delayed) or except as provided herein; to advise the Representatives promptly of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to obtain as reasonably possible its withdrawal.

(ii) To furnish promptly to the Representatives, upon their reasonable request in writing to the Company, a copy of a manually executed version of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any

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document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer for the Notes as many copies as the Representatives may from time to time reasonably request of any such amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 5(a)(i) above, furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to make such filing if the Representatives reasonably object.

(vii) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus other than those which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object.

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(viii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to comply with the requirements of the Securities Act and the rules and regulations thereunder, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix) As soon as practicable after the date hereof (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the date hereof is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi) To apply the net proceeds from the sale of the Notes being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) To file with the Commission such information as may be required by Rule 463 under the Securities Act.

(xiii) The Company and its controlled affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes, it being understood that any action of any of the Underwriters or their affiliates shall not constitute an indirect action by the Company.

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(xiv) For a period commencing on the date hereof and ending on the earlier of (x) the termination of this Agreement or (y) the 60th day after the date of the Prospectus, the Company agrees not to, directly or indirectly, except in connection with an Exempt Transaction (as defined below), (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Lock-Up Securities (as hereinafter defined), or sell or grant options, rights or warrants with respect to Lock-Up Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Lock-Up Securities, or (iv) publicly announce an offering of any Lock-Up Securities, in each case in the United States and without the prior written consent of the Representatives on behalf of the Underwriters. “Exempt Transaction” means the issuance and sale of a debt security in reliance on Section 4(a)(2) of the Securities Act and such debt security is not sold in a capital markets transaction (including, without limitation any capital markets transaction made in reliance on Rule 144A or Regulation S, in each case, under the Securities Act). “Lock-Up Securities” means debt securities issued or guaranteed by the Company substantially similar to the Notes (in any event having a maturity of more than one year from the date of issue) or securities convertible into or exchangeable or exercisable for any such debt securities of the Company. For the avoidance of doubt, nothing in this Section 5(a)(xiv) shall restrict (1) the Company or any of its subsidiaries from issuing debt securities (including guarantees thereof) under the Company’s Euro Medium-Term Note Programme or (2) CNH Industrial Capital LLC or any of its subsidiaries from issuing debt securities (including guarantees thereof).

(xv) The Company will use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(xvi) The Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(xvii) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration, transfer or similar issuance tax, including any interest and penalties, on the creation, issuance, sale and delivery of the Notes by the Company to the Underwriters, on the initial resale and delivery thereof by the Underwriters as envisaged in the Prospectus and on the execution and delivery of this Agreement or the Indenture, other than Italian registration tax arising as a result of an Underwriter’s registration of this Agreement or the Indenture in Italy where the registration is not required to enforce the Underwriter’s rights hereunder or thereunder.

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(xviii) All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties or governmental charges or any other deductions or withholdings whatsoever levied in a Relevant Taxing Jurisdiction, unless the Company is compelled by law to deduct or withhold such taxes, levies, imposts, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on an Underwriter as a result of any present or former connection (other than any connection resulting solely from the transaction contemplated by this Agreement or the Indenture) between the Underwriter and the jurisdiction imposing that withholding or deduction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received by the Underwriters after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made, including any deductions and withholdings attributable to additional amounts payable under this Agreement.

(xix) All payments made by the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will be reimbursed together with an amount equal to any irrecoverable VAT payable in relation to the cost, fee, expense or other amount to which the reimbursement relates including, for the avoidance of doubt, any VAT on services provided from legal counsel where an Underwriter is required to self-assess and account for VAT in its role as the recipient of such services.

(b) Each Underwriter severally agrees that:

(i) Such Underwriter shall not include any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, including any Preliminary Prospectus or the Prospectus, and (ii) “issuer information,” (as used in this Section 5(b)), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. The Company shall not be responsible to any Underwriter for liability arising from any inaccuracy in such free writing prospectus referred to in clause (i) or that does not contain any “issuer information” as compared with the information in the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all expenses, costs,

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fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation of certificates for the Notes; (b) the preparation and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes (excluding any fees and disbursements of counsel to the Underwriters relating thereto); (e) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $5,000); (f) if applicable, the preparation and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (excluding related fees and expenses of Canadian counsel to the Underwriters); (g) the approval of the Notes by DTC for “book-entry” transfer (excluding any fees and disbursements of counsel to the Underwriters relating thereto); (h) the rating of the Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, costs and expenses of the Underwriters (to the extent incurred by them) and the Company’s officers and employees, in each case in connection with such road show; and (k) all other reasonable and documented costs and expenses (other than (x) printing costs and expenses and (y) any fees and disbursements of counsel except as provided in clause (e) of this Section 6) incident to the performance of the obligations of the Company.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) (i) Sullivan & Cromwell LLP shall have furnished to the Representatives its written opinion and letter, as counsel to the Company, addressed to the Underwriters and

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dated the Closing Date, substantially in the forms attached hereto as Exhibit A and (ii) Freshfields Bruckhaus Deringer LLP shall have furnished to the Representatives its written opinion, as Dutch counsel to the Company, addressed to the Underwriters and dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(c) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(f) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of the Chief Financial Officer and Treasurer of the Company in such capacities as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respect on and as of the Closing Date, and that the Company has complied in all material respect with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

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(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) To the effect of Section 7(g) (provided that no representation with respect to the judgment of the Representatives need be made).

(g) No event or condition of a type described in Section 1(gg) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(h) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by Moody’s Investors Service, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by British, U.S. federal or New York state authorities, or (iv) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, as to make it, in the case of clause (iv) in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(j) The Notes shall be eligible for clearance and settlement through DTC.

(k) The officers’ certificate or supplemental indenture establishing the terms of the Notes shall have been executed and delivered by the Company (and, in the case of the supplemental indenture, the Trustee) and the Underwriters shall have received a copy of a manually executed version thereof.

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(l) On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto (including, without limitation, any Marketing Materials or Pre-Marketing Materials), (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials or Pre-Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading , and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials or Pre-Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such

22

loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Pre-Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Pre-Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, on the one hand, and the indemnifying party, on the other hand, and representation of

23

both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably

24

incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that (i) the Underwriters’ names set forth on the front and back cover pages of, (ii) the statements regarding delivery of Notes by the Underwriters set forth on the front cover page of, and (iii)(A) the Underwriters’ names in the first table, (B) the third paragraph of text, (C) the third sentence of the seventh paragraph of text and (D) the eighth paragraph of text appearing in each case of (A) through (D) under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Pre-Marketing Materials.

9. Defaulting Underwriters.

(a) If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

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(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 4.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g), 7(h) and 7(i) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (other than pursuant to a termination of this Agreement due to the occurrence of any of the events described in Section 7(i) (other than Section 7(i)(ii) where there has been no general suspension or material limitation on trading described in Section 7(i)(i))), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from

26

their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, has been created in connection with the purchase, offering and sale of the Notes; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company with respect to the determination of the offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company in connection with this Agreement shall be limited to those duties and obligations specifically stated herein or created by law; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk – 3rd floor, Fax: (212) 834-6081; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile: 212-901-7881, Attention: High Grade Capital Markets Transaction Management/Legal; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Fax: (704) 410-0326;

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel/Legal (Fax: (630) 887-2344), with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, Attention: Scott Miller (Fax: 212-291-9101); and

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Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum in such other currency, and only to the extent that such Underwriter

28

may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) The Netherlands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. Submission to Jurisdiction. The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 20, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.

22. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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[Signature Page Follows]

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If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CNH INDUSTRIAL N.V.

By:	/s/ Massimiliano Chiara
Name: Massimiliano Chiara
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted:

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Authorized Representative

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Happy Hazelton
Authorized Representative

By: WELLS FARGO SECURITIES, LLC

By:	/s/ John Scerri
Authorized Representative

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$125,000,000
Wells Fargo Securities, LLC	$125,000,000
BBVA Securities Inc.	$62,500,000
Natixis Securities Americas LLC	$62,500,000

Total	$500,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

1.	None.

SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

1.	Issuer Free Writing Prospectus dated November 9, 2017, filed pursuant to Rule 433 under the Securities Act.

[See Attached]

Pricing Term Sheet

CNH INDUSTRIAL N.V.

$500,000,000 3.850% NOTES DUE 2027

Issuer:	CNH Industrial N.V.
Principal Amount:	$500,000,000
Maturity Date:	November 15, 2027
Coupon:	3.850% per annum
Price to Public:	99.384% plus accrued interest from November 14, 2017 if settlement occurs after that date
Net Proceeds to Issuer Before Expenses:	$493,670,000
Yield to Maturity:	3.925%
Benchmark Treasury:	UST 2.250% due August 15, 2027
Spread to Benchmark Treasury:	+158 basis points
Interest Payment Dates:	May 15 and November 15, commencing May 15, 2018
Optional Redemption:	Make-whole premium based on U.S. Treasury +25 basis points or at par on or after August 15, 2027
Settlement:	T+3; November 14, 2017
CUSIP / ISIN:	12594K AB8 / US12594KAB89
Joint Book-Running Managers:	J.P. Morgan Securities Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC BBVA Securities Inc. Natixis Securities Americas LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by contacting J.P. Morgan Securities LLC collect at (212) 834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, Telephone: (800) 294-1322, E-mail: dg.prospectus_requests@baml.com; and Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Telephone: (800) 645-3751, Email: wfscustomerservice@wellsfargo.com.

EXHIBIT A

FORMS OF OPINION AND LETTER OF SULLIVAN & CROMWELL LLP

COMPANY’S U.S. COUNSEL

November [●], 2017

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

In connection with the several purchases today by you pursuant to the Underwriting Agreement, dated November [●], 2017 (the “Underwriting Agreement”), between CNH Industrial N.V., a public company with limited liability incorporated under the laws of The Netherlands (the “Company”) and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $[●] principal amount of the Company’s [●]% Notes due 20[●] (the “Securities”) issued pursuant to the Indenture, dated as of August 18, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), we, as United States counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1.	Assuming the Indenture has been duly authorized, executed and delivered by the Company under Dutch law, the Indenture has been duly executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939 and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.	Assuming the Securities have been duly authorized, executed, issued and delivered under Dutch law, the Securities have been duly executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the issuance, sale and delivery of the Securities by the Company to you, and the performance by the Company of its obligations thereunder, have been obtained or made.

4.	The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Indenture, the Underwriting Agreement and the Securities will not, (i) result in a default under or breach or violation of, or imposition of any lien or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the terms of, any of the agreements listed in Annex I to this opinion; provided, however, that we are expressing no opinion in this clause (i) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage, or (ii) violate any Covered Laws.

5.	Assuming due authorization, execution and delivery of the Underwriting Agreement by the Company under Dutch law, the Underwriting Agreement has been duly executed and delivered by the Company.

6.	The Registration Statement (as defined in the Underwriting Agreement) has become effective under the Securities Act of 1933, as amended, and, based solely on our review of the “Stop Orders” web page (https://www.sec.gov/litigation/stoporders.shtml) maintained by the Securities and Exchange Commission, no stop order suspending its effectiveness has been issued.

7.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Basic Prospectus, as supplemented by the Prospectus Supplement, dated November [●], 2017, would not be, on the date hereof, an “investment company” as defined in the Investment Company Act of 1940.

8.	Under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 21 of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York, in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby.

As contemplated by the qualifications set forth in paragraphs (1) and (2) above, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers. In addition, we are expressing no opinion in paragraphs (3) and (4) above, insofar as performance by the Company of its obligations under the Indenture, the Underwriting Agreement and the Securities is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (3) and (4) above, “Covered Laws” means the Federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to limited liability companies and the issuance, sale and delivery of the Securities; provided, however, that such term does not include Federal or state securities laws, other antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, either Guarantor, the Securities, the Guarantees or the issuance, sale or delivery thereof solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Dutch law, we note that you have received an opinion, dated the date hereof, of Freshfields Bruckhaus Deringer LLP pursuant to Section 7(b)(ii) of the Underwriting Agreement.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as United States counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Annex I

•	Terms and Conditions of the Global Medium Term Notes pursuant to the Amended and Restated Agency Agreement, dated April 28, 2015, among CNH Industrial N.V., CNH Industrial Finance Europe S.A., Citibank, N.A., London office, as issuing and principal paying agent, agent bank and exchange agent, Citicorp International Limited as lodging and paying agent, the other paying agents named therein, Citigroup Global Markets Deutschland AG, as registrar and transfer agent, and the other transfer agents named therein.

•	Credit Agreement, dated November 21, 2014 (as amended and restated by an Amendment Agreement, dated June 20, 2016), by and among CNH Industrial N.V., CNH Industrial Finance S.p.A., CNH Industrial Finance Europe S.A., CNH Industrial Finance North America, Inc., the banks party thereto, the designated entities party thereto, Citibank Europe PLC, UK Branch, as facility agent, and the bookrunners and arrangers party thereto, relating to a multicurrency revolving credit facility of €1,750,000,000.

•	Indenture, dated as of June 28, 2010 (as supplemented by the first supplemental indenture dated as of December 21, 2012, the second supplemental indenture dated as of September 27, 2013, the third supplemental indenture dated as of May 1, 2014 and the fourth supplemental indenture dated as of July 1, 2014), by and among Case New Holland Industrial Inc., as issuer, CNH Industrial N.V. and the other Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

•	Indenture, dated August 18, 2016 entered into between CNH Industrial N.V. and U.S. Bank National Association, as trustee and the related officers’ certificate dated August 18, 2016 pursuant thereto establishing the terms of CNH Industrial N.V.’s 4.50% Notes due 2023.

November [●], 2017

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $[●] aggregate principal amount of [●]% Notes due 20[●] (the “Securities”) of CNH Industrial N.V., a public company with limited liability incorporated under the laws of The Netherlands (the “Company”).

The Registration Statement relating to the Securities (File No. 333-206891) was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus of the Company relating to the Securities, dated September 11, 2015 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated November [●], 2017 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs and the Prospectus of CNH Industrial Capital LLC (“CNH Industrial Capital”), dated September 11, 2015, which

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

forms part of the Registration Statement, does not necessarily contain a current description of CNH Industrial Capital’s business and affairs since, pursuant to Form F-3, each of the Basic Prospectus, as supplemented by the Prospectus Supplement, and such Prospectus of CNH Industrial Capital incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As United States counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company, its accountants and its Dutch counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its Dutch counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s Dutch Counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained under the caption “Description of Debt Securities” in the Registration Statement, the Basic Prospectus and the Pricing Disclosure Package and under the captions “Description of the Notes” and “Underwriting” in the Prospectus Supplement and the Pricing Disclosure Package, insofar as they relate to provisions of the Indenture, the officers’ certificate and the Underwriting Agreement therein described, and insofar as relevant to the offering of the Securities, constitute fair and accurate summaries of such provisions in all material respects, and the statements contained under the captions “Material Tax Considerations — Certain U.S. Federal Income Tax Consequences” and “Material Tax Considerations — Certain United Kingdom Tax Consequences” in the Prospectus Supplement and the Pricing Disclosure Package, insofar as they relate to provisions of the United States Federal tax law and the United Kingdom tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of [●] P.M. (New York City time) on November [●], 2017, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

This letter is furnished by us, as United States counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

(aa)	Preliminary Prospectus Supplement, dated November [●], 2017 (including the documents incorporated by reference therein).

(ab)	Pricing Term Sheet, dated November [●], 2017.

EXHIBIT B

FORM OF OPINION OF FRESHFIELDS BRUCKHAUS DERINGER LLP

COMPANY’S DUTCH COUNSEL

Exhibit B-1

J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED WELLS FARGO SECURITIES, LLC

Amsterdam

Freshfields Bruckhaus Deringer LLP

Strawinskylaan 10

1077 XZ Amsterdam

Postbus 75299

1070 AG Amsterdam

T  +31 20 485 7000

    +31 20 485 7663 (Direct)

F  +31 20 517 7663

E dirkjan.smith@freshfields.com

www.freshfields.com

Doc ID

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Our Ref

DJS/IvD/TE

CLIENT MATTER NO. 162942:0014

[DATE]

Dear Sirs,

CNH INDUSTRIAL N.V. NOTES ISSUANCE

Introduction

1. We are acting as Dutch legal advisers to CNH Industrial N.V. (the Company) with respect to certain matters of Netherlands law in relation to the issue by the Company of notes due [●] (the Notes). In this matter we have taken instructions solely from the Company.

We have been asked by the Company pursuant to Section 7(b)(ii) of the Underwriting Agreement dated as of [●] November 2017 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, [●] and [●] as representatives of the underwriters named in Schedule 1 thereto (together the Underwriters) (the Underwriting Agreement) to deliver our opinion in respect of the issue of the Notes.

Words and expressions defined in paragraph 2 below shall, unless the context otherwise requires, bear the same respective meaning when used in this opinion.

Documents reviewed

2.	In rendering the opinions set out below we have examined the following documents:

(a)	a scanned copy of an extract from the Commercial Register of the Dutch Chamber of Commerce (the Commercial Register) dated [●] November 2017 relating to the Company, and confirmed upon our request by the Commercial Register by telephone to be correct as at the date hereof (the Extract);

(b)	a scanned copy of the deed of incorporation of the Company dated 23 November 2012;

(c)	a scanned copy of the articles of association of the Company dated 29 September 2013 which, according to the Extract, are the Company’s articles of association currently in force and effect (the Articles of Association);

(d)	a scanned copy of the signed unanimous written resolutions of the board of directors of the Company dated 14 September 2017 (the Board Resolutions);

(e)	a scanned copy of the signed written resolutions of the pricing committee established pursuant to the Board Resolutions and dated 9 November 2017 (the Pricing Committee Resolutions and together with the Board Resolutions, the Resolutions);

(f)	a scanned copy of the executed indenture between the Company as issuer and U.S. Bank National Association as trustee, dated [18 August 2016] (the Indenture);

(g)	[a scanned copy][scanned copies] of the executed global note[s], dated [●] November 2017, representing the Notes;

(h)	a scanned copy of the executed underwriting agreement between the Company and [●], as representatives of the underwriters named in Schedule 1 thereto, dated [●] November 2017; and

(i)	copies of the Preliminary Prospectus Supplement and the Prospectus Supplement.

The documents referred to above in items (a) to (i) (inclusive) are herein referred to as the Documents; the documents referred to above in items (b) to (e) (inclusive) are herein referred to as the Corporate Documents; and the documents referred to above in items (f) to (h) (inclusive) are together referred to as the Opinion Documents and sometimes are individually referred to as an Opinion Document.

Nature of Opinion and Observations

3.	This opinion is subject to the following limitations:

(a)	This opinion is confined to the laws with general applicability (wettelijke regels met algemene gelding) of the Netherlands and, insofar as they are directly applicable in the Netherlands, the European Union, all as they stand as at the date hereof and as such laws are currently interpreted in published authoritative case law of the courts of the Netherlands (Netherlands law); accordingly, we express no opinion with regard to any other system of law (including the law of jurisdictions other than the Netherlands in which our firm has an office), even in cases where, in accordance with Netherlands law, any foreign law should be applied; furthermore, we do not express any opinion on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except as otherwise stated above).

(b)	To the extent that the laws of the State of New York and any applicable federal laws of the United States of America (upon all of which you have received the advice of your US counsel and the legal opinion of the US counsel to the Company) may be relevant, we have made no independent investigation of such laws and our opinion is subject to the effect of such laws. We express no views on the validity of the matters set out in such opinions.

Exhibit B-3

(c)	With the exception of paragraphs 4(q) – 4(t), we express no opinion on any taxation laws of any jurisdiction (including the Netherlands).

(d)	We have not considered whether the transactions contemplated by the Opinion Documents comply with anti-trust, competition, public procurement or state aid laws, nor whether any filings or clearances are required under such laws.

(e)	We express no opinion on any data protection or insider trading laws of any jurisdiction (including the Netherlands).

(f)	We express no opinion that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Opinion Documents will not contravene Netherlands law, its application or interpretation if altered in the future.

(g)	We express no opinion as to the correctness of any representation given by any of the parties (express or implied) under or by virtue of the Documents, save if and insofar as the matters represented are the subject matter of a specific opinion herein.

(h)	In rendering this opinion we have exclusively examined the Documents and we have conducted such investigations of Netherlands law as we have deemed necessary or advisable for the purpose of giving this opinion letter; as to matters of fact we have relied on the Documents and any other document we have deemed relevant, and on statements or certificates of public officials.

(i)	We have not been responsible for investigating or verifying the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any documents, or for verifying that no material facts or provisions have been omitted therefrom; nor have we verified the accuracy of any assumption made in this opinion letter.

(j)	We have not been responsible for verifying the accuracy or correctness of any formula or ratio (whether expressed in words or symbols) or financial schedule contained in the Opinion Documents, or any cash flow model used or to be used in connection with the transactions contemplated thereby, or whether such formula, ratio, financial schedule or cash flow model appropriately reflects the commercial arrangements between the parties.

(k)	We have not been involved in the preparation or negotiation of the Opinion Documents, and have reviewed them only for the limited purpose of giving this opinion. Accordingly, we express no view as to the suitability of the Opinion Documents or of their provisions or their general compliance with market practice or any commercial aspects of the Opinion Documents.

Exhibit B-4

(l)	Netherlands legal concepts are expressed in English terms and not in their original Dutch terms; the concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions.

(m)	This opinion may only be relied upon on the express condition that any issues of the interpretation or liability arising hereunder will be governed by Netherlands law.

(n)	This opinion speaks as of the date hereof; no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

(o)	The opinions expressed in this opinion letter have no bearing on declarations made, opinions expressed or statements of a similar nature made by any of the parties in the Opinion Documents.

OPINION

4. On the basis of, and subject to, the foregoing, the assumptions in Schedule 1, the qualifications in Schedule 2 and any factual matters, documents or events not disclosed to us, we are of the opinion that as at the date hereof:

Due incorporation and existence

(a)	The Company has been validly incorporated and is existing as a public company with limited liability (naamloze vennootschap) under Netherlands law.

Corporate power

(b)	The Company has the necessary corporate power to enter into the Opinion Documents and to perform its obligations thereunder.

Corporate authorisation

(c)	The execution by the Company of the Opinion Documents and the performance by the Company of its obligations thereunder have been duly authorised by all corporate action required to be taken by the Company under Netherlands corporate law and the Articles of Association.

Due execution

(d)	The Opinion Documents have been validly executed on behalf of the Company in accordance with Netherlands law.

Enforceability

(e)	Under Dutch law, the choice of the laws of the State of New York as the governing law of the Opinion Documents is recognised as a valid choice of law and accordingly the validity, binding effect and the enforceability against the Company of the contractual obligations contained therein are governed by the laws of the State of New York;

Exhibit B-5

No conflicts

(f)	The execution by the Company of the Opinion Documents and the performance by the Company of its obligations thereunder do not conflict with the overriding mandatory provisions of Netherlands law or the Articles of Association.

Jurisdiction

(g)	Giving regard to our opinion in paragraph (e), the submission by the Company in accordance with the terms of the jurisdiction provisions in the Underwriting Agreement and the Indenture to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York is binding upon the Company. This does not preclude that claims for provisional measures in summary proceedings may be brought before a competent court in the Netherlands.

(h)	The choice of the laws of the State of New York as the governing law of the Opinion Documents is a valid choice of law with respect to the obligations of the Company thereunder and binding under the laws of the Netherlands.

(i)	In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment obtained against the Company in the U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York in a dispute with respect to which the parties have validly agreed in the Underwriting Agreement that such courts are to have jurisdiction, will not be directly enforced by the courts in the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands; the relevant Netherlands court has discretion to attach such weight to a judgment of the U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York as it deems appropriate; based on case law, however, the courts of the Netherlands may be expected to recognize the binding effect of a final, conclusive and enforceable money judgment of a court of competent jurisdiction in the United States of America without re-examination or re-litigation of the substantive matters adjudicated thereby, provided that (i) the relevant U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before such court complied with principles of proper procedure; and (iii) such judgment does not conflict with the public policy of the Netherlands.

Consents

(j)

The Transaction Documents are in proper legal form under the laws of the Netherlands for the enforcement thereof against each of the parties thereto, as applicable, under the laws of the Netherlands; and no authorisation, approval, consent or order from, or filing

Exhibit B-6

with, any governmental authority or court in the Netherlands is required to be made or obtained as at the date hereof in connection with the issue and offering of the Notes, the execution by the Company of the Opinion Documents or the performance by the Company of its obligations thereunder which, if not obtained or made, would adversely affect the validity or enforceability of the Opinion Documents.

Ranking

(k)	If Insolvency Proceedings opened against the Company in the Netherlands, any actual and unconditional monetary claims (geldvorderingen) against the Company under the Opinion Documents will rank equally and rateably with all such other claims against the Company which are unsecured and which are not preferred by operation of law.

No Immunity

(l)	The Company does not enjoy sovereign immunity from the jurisdiction of the competent Dutch courts in respect of the enforcement of any of its obligations under the Opinion Documents.

No License to Enforce Rights

(m)	The Underwriters are not required under Dutch law to obtain any license, permit or other similar authorisation as a condition solely to the enforcement of its rights under the Opinion Documents.

Qualification to do business

(n)	The Company is qualified to do business in each jurisdiction where it is required to be so qualified, except where failure to so qualify would not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company.

Process Agent

(o)	The appointment by the Company of the Process Agent pursuant to Section 21 of the Underwriting Agreement, and the designation by the Company of CNH Industrial America LLC pursuant to sections 1.05 and 1.13 of the Indenture to receive service of process, is legal, valid and binding under the laws of the Netherlands.

Fair summary

(p)	The statements contained in the Preliminary Prospectus Supplement and the Prospectus Supplement on pages [● to ●] under the header “Enforcement of Civil Liability Judgements – the Netherlands” insofar as they purport to describe or summarize the provisions of Dutch laws, regulations, proceedings, and documents referred to therein, are accurate descriptions or summaries thereof in all material respects.

Exhibit B-7

Taxation

(q)	No Netherlands registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of the Netherlands) of the Opinion Documents or the performance by the Company of its obligations thereunder.

(r)	All payments made by the Company under the notes may be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

(s)	No holder of notes will be deemed to be resident, domiciled, or carrying on a business in the Netherlands for Netherlands tax purposes by reason only of the entry into, performance or enforcement of the Opinion Documents.

(t)	The statements contained in the Preliminary Prospectus Supplement and the Prospectus Supplement on pages [● to ●] under the header “Material Tax Consequences—Certain Netherlands Tax Consequences” are a true and accurate summary of the material Netherlands tax consequences of the acquisition, ownership and disposal of notes to the holders of notes described therein.

Benefit of opinion

5. This opinion is addressed to you solely for your own benefit in relation to the transactions contemplated by the Opinion Documents and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose.

6. Your reliance on the matters addressed in this opinion letter is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law).

Conflicts of Interest

7. We have not advised you on the content of any of the Documents or assisted you in any way in relation to their negotiation; on those matters you have been separately advised by your counsel. We accept a duty of care to you in relation to the matters opined on in this opinion, but the giving of this opinion is not to be taken as implying that we owe you any wider duty of care

Exhibit B-8

in relation to the issue of the Notes or the content of the Documents and their commercial and financial implications. Notwithstanding the provision of this opinion, we expressly reserve the right to represent our client (if it so requests) in relation to any matters affecting any of the Documents at any time in the future (whether or not you retain separate advisers on any such matter), and the fact that we have provided this opinion to you shall not be deemed to have caused us to have any conflict of interest in relation to the giving of any such advice. We shall have no obligation to advise you on any of the matters referred to in this opinion. The provision of this opinion to you does not create or give rise to any client relationship between this firm and you.

Yours faithfully,

Freshfields Bruckhaus Deringer LLP

Exhibit B-9

SCHEDULE 1

ASSUMPTIONS

In rendering the opinions in this opinion letter we have assumed that:

Authenticity of documents

(a)	all documents reviewed by us and submitted to us as originals are true, complete and authentic; all documents reviewed by us and submitted to us as electronic copy (whether in portable document format (PDF) or as scanned copies), facsimile or photocopy are in conformity with the originals and such originals are true, complete and authentic; and the signatures on all such documents are genuine;

(b)	none of the Opinion Documents has since its execution been amended, supplemented, rescinded, terminated by any of the parties thereto or declared null and void by a competent court;

Due incorporation and existence

(c)	at the time when any Corporate Document was signed, each natural person who is a party to or signatory of that Corporate Document, as applicable (i) had all requisite power, authority and legal capacity to sign that Corporate Document and to perform all juridical acts (rechtshandelingen) and other actions contemplated thereby and (ii) has validly signed that Corporate Document;

(d)	the information set forth in the Extract is accurate and complete on the date hereof;

(e)	(i) the Company has not been declared bankrupt (failliet verklaard), (ii) the Company has not been granted a suspension of payments (surseance van betaling) (iii) the Company has not become subject to any of the other insolvency proceedings (together with the proceedings in paragraph (e)(i) and (e)(ii) referred to as the Insolvency Proceedings) referred to in Article 1(1) of Council Regulation (EC) no. 1346/2000 of 29 May 2000 on Insolvency Procedures (the Insolvency Regulation) and Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (Recast Insolvency Regulation), (iv) the Company has not been dissolved (ontbonden), (v) the Company has not ceased to exist pursuant to a legal merger or demerger (juridische fusie of splitsing), and (vi) no order for the administration (bewind) of the assets of the Company has been made; these assumptions are supported by our enquiries today with the Commercial Register, the online EU Insolvency register (EU Insolventieregister) and the court in Amsterdam, which have not revealed any information that any such event has occurred with respect to the Company; however, such enquiries are not conclusive evidence that no such events have occurred;

Exhibit B-10

Corporate power

(f)	the Articles of Association have not been amended;

Corporate authorisation

(g)	the Resolutions have not been revoked (ingetrokken) or amended and have not been and will not be declared null and void by a competent court and the powers of attorney granted in the Resolutions have not been, and will not be, amended, revoked (ingetrokken), terminated or declared null and void by a competent court and the statements and confirmations set out in the Resolutions are true and correct;

(h)	the entering into the Opinion Documents and the transactions contemplated thereby are in the corporate interests (vennootschappelijk belang) of the Company;

(i)	none of [●] or any of the managing directors of the Company (in whatever capacity) has a conflict of interest (tegenstrijdig belang) with the Company in relation to the transactions contemplated by the Opinion Documents;

(j)	the Company has complied with its obligations under the Netherlands Works Council Act (wet op de ondernemingsraden) with respect to the transactions contemplated by the Opinion Documents;

(k)	the Company’s borrowing, investment and lending activities, whether or not related to the Opinion Documents, when regarded in combination with its other commercial or financial activities, do not and will not bring it within the definition of a credit institution (kredietinstelling) as defined in the Dutch Financial Supervision Act (Wet op het financieel toezicht, FSA), particularly, that the Company has not been made available (ter beschikking verkregen) any repayable funds (opvorderbare gelden) from the public (within the meaning of such term in the FSA);

Enforceability

(l)	each of the parties to any of the Opinion Documents (other than the Company) (i) has been validly incorporated, is validly existing and, to the extent relevant in such party’s jurisdiction, in good standing under the laws applicable to such party, (ii) has the power, capacity and authority to enter into, execute and deliver the Opinion Documents to which it is a party and to exercise its rights and perform its obligations thereunder, and (iii) has duly authorised and validly executed and, to the extent relevant, delivered all Opinion Documents to which it is a party;

(m)	each of the Opinion Documents constitutes the legal, valid, binding and enforceable obligations of each party thereto (other than the Company) enforceable against such party in accordance with its terms;

(n)	under the laws of the State of New York to which the Opinion Documents are expressed to be subject and under any other applicable laws (other than Netherlands law), (i) the Company has validly executed and, to the extent relevant, delivered, the Opinion Documents and (ii) each of the Opinion Documents constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

Exhibit B-11

(o)	the Opinion Documents properly represent the intentions (wil) of the parties thereto formed free of error, fraud, duress or abuse of circumstances;

(p)	the parties to the Opinion Documents comply with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations; without providing conclusive evidence, this assumption is supported by our online enquiry with the registers referred to in Sections 2:20(3) and 10:123 of the Dutch Civil Code finalised today at [●] hrs confirming that the Company is not listed on any such list;

Jurisdiction

(q)	the submission by the Company to the jurisdiction of the U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York with regard to any disputes under the Underwriting Agreement and the Indenture is valid and binding under the laws of any applicable jurisdiction (other than the Netherlands) and the U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York will assume jurisdiction on the basis thereof;

Consents

(r)	the consent, approval or authorisation (other than any consent, approval or authorisation of the kind referred to in paragraph 4(j) of the opinion letter) of any person and any other step which is required in relation to the issue and offering of the Notes, the execution and, to the extent relevant, delivery of the Opinion Documents and the performance and observance of the terms thereof by the parties has been obtained or taken at the date of this opinion or will be taken in good time and has been or will be maintained, and that none of those transactions will infringe the terms of, or constitute a default under, any agreement or other instrument or obligation to which any party to the Opinion Documents is a party, in such a manner as would entitle any other party to the Opinion Documents to assert that its liability to perform any of its obligations under any of the Opinion Documents was thereby diminished or impaired;

Ranking

(s)	under any applicable law (other than Netherlands law) all claims against the Company under the Opinion Documents rank at least equally and rateably with any other claims against the Company that are unsecured and not preferred by operation of law;

Process Agent

(t)	Under any applicable law (other than Netherlands law), (i) the appointment by the Company of [●] (the Process Agent) pursuant to Section 21 of the Underwriting Agreement as its authorised agent upon whom documents may be served in any proceedings relating to the Underwriting Agreement and any other documents required to be served in relation to those proceedings and (ii) the designation by the Company of CNH Industrial America LLC pursuant to sections 1.05 and 1.13 of the Indenture to receive service of process, constitute valid, binding and effective appointments;

Exhibit B-12

Tax

(u)	the terms of the Opinion Documents are bona fide arm’s length commercial terms and the Opinion Documents are entered into for bona fide commercial reasons; and

(v)	The Opinion Documents will not be executed on behalf of any party in the Netherlands by a person who has the authority, and habitually exercises such authority in the Netherlands, to execute contracts on behalf of such party.

Exhibit B-13

SCHEDULE 2

QUALIFICATIONS

Our opinion is subject to the following qualifications:

Insolvency proceedings

(a)	our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium, suspension of payments, emergency and other similar rules and laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect; no opinion is given or implied herein that if insolvency proceedings would be opened with respect to the Company, such insolvency proceedings would be opened in the Netherlands or be governed by Netherlands law; no opinion is given or implied herein on the effects of any foreign laws that may apply in such insolvency proceedings pursuant to the Insolvency Regulation or otherwise;

(b)	a power of attorney (volmacht) or mandate (lastgeving):

(i)	can under Netherlands law only be made irrevocable to the extent its object is the performance of juridical acts (rechtshandelingen) in the interest of the representative appointed thereby or of a third party subject to the power of the court to amend or disapply the provisions by which it is made irrevocable for serious reasons (gewichtige redenen));

(ii)	will terminate or become ineffective upon Insolvency Proceedings being opened under Dutch law with respect to the issuer thereof (irrespective of the law applicable to the power of attorney); and

(iii)	will, unless stipulated otherwise, terminate or become ineffective upon Insolvency Proceedings being opened under Dutch law with respect to the attorney thereunder (irrespective of the law applicable to the power of attorney);

Enforceability

(c)	our opinions with respect to the validity or enforceability of the Opinion Documents or any legal act (rechtshandeling) forming part thereof or contemplated thereby are subject to and limited by the protection afforded by Netherlands law to creditors whose interests have been adversely affected pursuant to the rules of Netherlands law relating to (x) unlawful acts (onrechtmatige daden) based on Section 6:162 et seq. of the Netherlands Civil Code (Burgerlijk Wetboek) and (y) fraudulent conveyance or preference (actio pauliana) within the meaning of Section 3:45 of the Netherlands Civil Code (Burgerlijk Wetboek) and/or Section 42 et seq. of the Netherlands Bankruptcy Act (Faillissementswet);

Exhibit B-14

(d)	the terms “enforceable” and “enforceability” as used in this opinion letter indicate that the relevant obligations are of a type for which Netherlands law generally provides a remedy; they do not imply that the obligations and remedies provided in the Opinion Documents would always be enforceable in accordance with their specific terms; enforcement in the courts of the Netherlands will in any event be subject to the acceptance by such courts of jurisdiction, the availability of defences and the nature of the remedies available in the Netherlands courts;

(e)	any enforcement of the Opinion Documents and foreign judgments (including enforcement on the basis of a European Enforcement Order and, in case of proceedings initiated on or after 10 January 2015, the Recast Judgments Regulation) in the Netherlands will be subject to the rules of civil procedure as applied by the courts of the Netherlands; service of process for any proceedings before the Dutch courts must be performed in accordance with Dutch rules of civil procedure; the taking of concurrent proceedings in more than one jurisdiction in which, in case of proceedings initiated on or after 10 January 2015, the Recast Judgments Regulation, the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters of 27 September 1968 (the Brussels Convention), the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters (the 1988 Lugano Convention) or the 2007 Lugano Convention on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (the 2007 Lugano Convention and together with the Brussels Convention and the 1988 Lugano Convention, the Conventions), is applicable, may be precluded by (i) section 21 of the Brussels Convention or the 1988 Lugano Convention and, in case of proceedings initiated on or after 10 January 2015, by section 27 of the Recast Judgments Regulation or (ii) the 2007 Lugano Convention; as regards jurisdiction generally, the Dutch courts have powers to stay proceedings if concurrent proceedings are brought elsewhere; furthermore, the ability of any party to assume control over another party’s proceedings before the Dutch courts may be limited by Dutch rules of civil procedure;

(f)	the concept of “delivery” of a document is not known under Netherlands law and, therefore, delivery of a document is not required under Netherlands law in order to render a document valid, legally binding and enforceable;

(g)	it is uncertain under Netherlands law whether, upon the enforcement of a money judgment expressed in a foreign currency against assets situated in the Netherlands by way of an enforced sale (executieverkoop), proceeds can be obtained in such foreign currency;

(h)	if Insolvency Proceedings would be opened with respect to the Company under Netherlands law, claims of which payment is sought from the estate (and not from the enforcement of collateral security) in any currency other than Euro must be valued on the basis of the exchange rate prevailing on the date on which such Insolvency Proceedings are opened;

Exhibit B-15

(i)	no opinion is given herein with respect to the validity and effect of any provision in the Opinion Documents excluding the right of any party thereto to claim the nullity or the dissolution thereof;

(j)	the Company may in certain circumstances have to comply with reporting requirements in connection with payments made to and by the Company under the Opinion Documents pursuant to the Financial Foreign Relations Act 1994 (Wet financiële betrekkingen buitenland 1994) and the rules promulgated thereunder;

(k)	any provision in the Opinion Documents to the effect that such agreements or any of the provisions thereof shall be binding on the assigns (rechtsopvolgers niet onder algemene titel) of any party thereto may not be enforceable in the Netherlands against any such assign in the absence of any further agreement to that effect with any such assign;

(l)	no opinion is given herein with respect to (i) any authorisation which any of the parties to the Opinion Documents (other than the Company) may require under the Netherlands Financial Supervision Act (Wet op het financieel toezicht) or the Trust Offices Supervision Act (Wet toezicht trustkantoren) in order to perform the activities and services contemplated by the Opinion Documents or (ii) the consequences of the lack of such authorisation on any of the Opinion Documents;

(m)	the amount of any payment under the Opinion Documents which is in the nature of a penalty or liquidated damage payment may be mitigated by order of the court if this is manifestly required in the interest of fairness;

(n)	we have not verified the accuracy and completeness of the information included in the Prospectus and no opinion is given or implied herein that such information is not misleading; we express no opinion as to whether the Prospectus contains all the information required pursuant to the Netherlands Financial Supervision Act (Wet op het financieel toezicht);

(o)	with respect to the obligations of the Company under any of the Opinion Documents, the courts of the Netherlands may (i) apply Netherlands law in a situation where those rules are mandatory irrespective of the law otherwise applicable to that Opinion Document, (ii) give effect to the mandatory rules or the law of any other country with which the situation has a close connection, if and insofar as, under law of such country, those rules must be applied whatever the law applicable to that Opinion Document, (iii) refuse the application of a rule of the law of any country otherwise applicable to that Opinion Document, if such application is manifestly incompatible with the public policy (“ordre public”) of the Netherlands and (iv) have regard to the laws of the country in which performance takes place as to the manner of performance and the steps to be taken in the event of defective performance;

Exhibit B-16

Immunity

(p)	any assets of the Company that are destined for use in the public service are immune from attachment; furthermore, no attachment may be made on books and records required for the Company’s business;

Jurisdiction

(q)	the recognition of the submission by the Company to the jurisdiction of the U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York with respect to the Underwriting Agreement and the Indenture will be subject to the conditions and limitations of domestic Netherlands rules of civil procedure, such as the limitation that the application for provisional, including protective, measures which are available under the laws of a jurisdiction may be made to the courts of such jurisdiction;

Non-contractual obligations

(r)	the law applicable to any non-contractual obligations arising out of or in connection with the Opinion Documents will be determined in accordance with Regulation (EC) No. 864/2007 on the law applicable to non-contractual obligations (the Rome II Regulation), provided that (x) the relevant non-contractual obligation is within the scope of the Rome II Regulation, (y) the choice of the laws of the State of New York, United States of America, as the governing law of the Opinion Documents is permitted by the Rome II Regulation and (z) the events giving rise to the damage occur after 11 January 2009; and

Foreign documents

(s)	the opinion and other statements expressed herein relating to the Opinion Documents are subject to the qualification that as Dutch lawyers we are not qualified or able to assess the true meaning and purport under applicable law (other than Netherlands law) of the terms of the Opinion Documents and the obligations thereunder of the parties thereto, and we have made no investigation of such meaning and purport; our review of the Opinion Documents and any other documents subject or expressed to be subject to any law other than Netherlands law has therefore been limited to the terms of such documents as they appear to us on the basis of such review and only in respect of any involvement of Netherlands law.

Sanctions Act

(t)	the Sanctions Act 1977 (Sanctiewet 1977) and regulations promulgated thereunder, or international sanctions, may limit the enforceability of the Opinion Documents.

Exhibit B-17